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                                                                   Exhibit 10.26

                             VALIDUS HOLDINGS, LTD.

                              AMENDED AND RESTATED
                           RESTRICTED SHARE AGREEMENT

          THIS AMENDED AND RESTATED AGREEMENT, dated as of February 4, 2006, between Validus Holdings, Ltd. (the "Company"), a Bermuda corporation, and Edward Noonan (the "Employee").

          WHEREAS, the Employee has entered into a written employment agreement with the Company (the "Employment Agreement") providing for this grant of Restricted Shares;

          WHEREAS, the Employee has been granted 369,920 Restricted Shares under the Company's 2005 Long Term Incentive Plan (the "Plan") evidenced by an agreement between the parties hereto dated as of February 4,2006, and the parties hereto wish to amend and restate the terms of such agreement in its entirety as set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

               1. Award of Shares. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded 369,920 Restricted Shares (the "Award"), subject to the terms and conditions of the Plan and those herein set forth. The Award is granted as of February 4, 2006. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

               2. Vesting of Award. Subject to the provisions of Sections 3 and 4 below and the other terms and conditions of this Agreement, this Award shall become vested 100% on December 12, 2008, provided, except as set forth in
Section 3 or 4 below, the Employee remains actively employed by the Company or a Subsidiary through such vesting date. All dividends and other amounts receivable in connection with any adjustments to the Shares under Section 4(b) of the Plan shall be subject to the vesting schedule herein and shall be paid to the Employee upon any vesting of the Restricted Shares hereunder in respect of which such dividends or other amounts are payable.

               3. Termination of Employment. Except as otherwise set forth in
Section 4 below, the following provisions apply in the event of termination of employment of the Employee.

                    (a) Termination Not For Cause or For Good Reason. If the Employment Period (as defined in the Employment Agreement) shall be terminated by the

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Employee for Good Reason (as defined in the Employment Agreement) or by the
Company without Cause (as defined in the Employment Agreement), the Award shall continue to vest through the Date of Termination (as defined in the Employment Agreement); provided, however, that in such event no less than 25% of the Restricted Shares subject to the Award will vest on the Date of Termination. For the avoidance of doubt, except as otherwise set forth in the immediately preceding sentence, Restricted Shares granted hereunder will vest only to the extent a vesting date, as set forth above, occurs on or prior to the Date of Termination. Any portion of the Award that is not vested on the Date of Termination shall be forfeited by the Employee and become the property of the Company.

                    (b) Resignation Without Good Reason. If the Employment Period shall be terminated as a result of the Employee's resignation or leaving of his employment, other than for Good Reason, no portion of the Award shall vest on or following the date the Employee provides Notice of Termination (as defined in the Employment Agreement) without Good Reason to the Company (the "Notice Date"). Any portion of the Award that has not vested on the Notice Date shall be forfeited by the Employee and become the property of the Company.

                    (c) Change in Control. Notwithstanding any provision of this Agreement to the contrary, if, within two years following a Change in Control, the Employee's employment is terminated by the Company not for Cause or by the Employee for Good Reason, the Award shall become immediately vested in full upon such termination of employment. For purposes of this Agreement, "Change in Control" shall have the meaning set forth in the Plan.

                    (d) Termination of Service; Forfeiture of Unvested Shares. In the event of Termination of Service of the Employee other than as set forth above prior to the date the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Employee and become the property of the Company.

               4. Continuation as Director. Notwithstanding any provision of this Agreement to the contrary, if the Employee's employment by the Company terminates but he continues to serve on the Board, (i) a prorata portion (based on the number of days from December 12, 2005 to the date of termination of employment as a percentage of the number of days from December 12, 2005 to December 12, 2008) of the Award shall continue to vest in accordance with
Section 2 (a) above for so long as the Employee continues to serve on the Board,
(ii) 50% of the remainder of the Award, if any, shall continue to vest in accordance with Section 2 (a) above for so long as the Employee continues to serve on the Board, (iii) the remaining 50% of the remainder of the Award, if any, shall be immediately forfeited to the Company upon such termination of employment, and (iv) any portion of the Award which is unvested at the time of the Employee's termination of service on the Board shall be immediately forfeited to the Company; provided, however, that if, after becoming a nonemployee member of the Board, the Employee is involuntarily removed from the Board, or after having agreed to stand for reelection is not reelected to the Board, in either case not due to circumstances that would constitute Cause under the Employment Agreement, then any unvested portion of the

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Award that was not previously forfeited shall become vested at the time the
Employee ceases to be member of the Board.

               5. Certificates. Each certificate or other evidence of ownership issued in respect of Restricted Shares awarded hereunder shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Employee, and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the "Restrictive Legend"). Upon the vesting of Restricted Shares pursuant hereto and the satisfaction of any withholding tax liability pursuant to Section 10 hereof, the certificates evidencing such vested Shares, not bearing the Restrictive Legend (but still bearing the legend set forth in Section 12(d) below), shall be delivered to the Employee or other evidence of vested Shares shall be provided to the Employee.

               6. Rights of a Stockholder. Prior to the time a Restricted Share is fully vested hereunder, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share. During such period, the Employee shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2 hereof) at the time paid on such Restricted Shares.

               7. No Right to Continued Employment. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee's employment at any time.

               8. Transfer of Shares. Any vested Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, the provisions of this Agreement, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

               9. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Shares.

               10. Withholding. No later than the date of vesting of (or the date of an election by the Employee under Section 83(b) of the Code with respect
to) the Award granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld at such time.

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               11. Market Stand Off Period. The Employee covenants and agrees that he or she shall not, without the prior written consent of the Company, sell or otherwise dispose of any shares of stock of the Company during such period (a "Market Stand Off Period") as the Company or its underwriters shall establish in connection with the filing of a registration statement in connection with an initial public offering of the stock of the Company (an "Initial Public Offering").

               12. Purchase Option. The Employee's Shares are subject to repurchase as provided below in subsections (a) through (g) below:

                    (a) If the Employee's active service with the Company or a Subsidiary is terminated by the Employee other than for Good Reason (such termination of active service shall be treated as occurring on the Notice Date) or by the Company for Cause, the Company and/or its designee(s) shall have the option (the "Purchase Option") to purchase, and if the Purchase Option is exercised, the Grantor (as defined below) shall sell to the Company and/or its assignee(s), all or any portion (at the Company's option) of the Shares held by the Grantor (such Shares collectively being referred to as the "Purchasable Shares").

                    (b) The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one (1) year after the Date of the Termination (as defined in the Employment Agreement) of the Employee's service. Such notice shall state the number of Purchasable Shares to be purchased by the Company and the determination of the purchase price of such Purchasable Shares. If no notice is given within the time limit specified above, the Purchase Option shall be deemed to have terminated.

                    (c) The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be the Book Value (as defined below) per share as of the date of the notice of exercise of the Purchase Option times the number of Shares being purchased. The purchase price for the Purchasable Shares shall be paid in cash or by wire transfer of immediately available funds. The closing of such purchase shall take place at the Company's principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchaser(s) the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchaser(s). In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by the scheduled closing date, at the option of the purchaser(s) the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of, and paid to the holder of, all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

                    (d) To ensure the enforceability of the Company's rights hereunder, each certificate or instrument representing Shares shall bear a conspicuous legend in substantially the following form:

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                    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
                    AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 2005 LONG TERM INCENTIVE PLAN AND A STOCK OPTION AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH LONG TERM INCENTIVE PLAN AND STOCK OPTION AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES."

                    (e) The Company's rights under this Section 12 shall terminate upon the consummation of an Initial Public Offering.

                    (f) "Book Value" shall mean the book value of a Share at the end of the fiscal quarter in which the termination of active service occurs (which, in the case of termination by the Employee other than for Good Reason, shall be treated as the Notice Date), as determined on a fully diluted basis by the Board of Directors in good faith. Such determination shall be final, conclusive and binding on all persons.

                    (g) "Grantor" shall mean, collectively, the Employee, the Employee's assignee, the executor or the administrator of the Employee's estate in the event of the Employee's death, and the Employee's legal representative in the event of the Employee's incapacity.

               13. Forfeiture Upon Breach of Certain Other Agreements. The Employee's breach of any noncompete, nondisclosure, nonsolicitation, assignment of inventions, or other intellectual property agreement that he may be a party to with the Company or a Subsidiary, in addition to whatever other equitable relief or monetary damages that the Company or a Subsidiary may be entitled to, shall result in automatic rescission, forfeiture, cancellation, and return of any Shares (whether or not otherwise vested) held by the Employee or Grantor, and all profits, proceeds, gains, or other consideration received through the sale or other transfer of the Shares shall be promptly returned and repaid to the Company.

               14. Shareholders' Agreement. If any Restricted Shares are scheduled to vest hereunder at a time when the Company is not a publicly-traded entity and the Employee is not a party to the Shareholders' Agreement by and among the Company and its shareholders, as the same may be amended from time to time (the "Shareholders' Agreement"), the Employee shall, as a condition to the Employee's right to have such Restricted Shares vest, become a party to the Shareholders' Agreement by execution of a joinder agreement in form and substance satisfactory to the Company.

               15. References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

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               16. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

               If to the Company:

               Validus Holdings, Ltd.
               Mintflower Place
               8 Par-La-Ville Road, Third Floor
               Hamilton HM08 Bermuda

               Attention: Chief Financial Officer

               If to the Employee:

               At the Employee's most recent address shown on the Company's corporate records, or at any other address which the Employee may specify in a notice delivered to the Company in the manner set forth herein.

               17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without giving effect to principles of conflict of laws.

               18. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement on
February 12, 2007, to be effective as of the date first above written.

                                        VALIDUS HOLDINGS, LTD.


                                        By: /s/ George Reeth
                                            ------------------------------------
                                        Name: George Reeth
                                        Title: President


                                        /s/ EDWARD NOONAN
                                        ----------------------------------------
                                        EDWARD NOONAN